UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 29, 2016

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Sixth Floor
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on March 30, 2016, Professional Diversity Network, Inc. (the “Company”) and its wholly-owned subsidiaries NAPW, Inc. (“NAPW”), Noble Voice LLC (“Noble”) and Compliant Lead LLC (“Compliant” and, together with the Company, NAPW, Noble and Compliant, the “Borrowers”) entered into a Master Credit Facility (the “Credit Agreement”) with White Winston Select Asset Funds, LLC (the “Investor”).  On June 30, 2016, the Company closed the Credit Agreement and an initial disbursement of $1,572,576 (before deduction of related fees and costs and expenses) was made pursuant to the Credit Agreement.

Warrants

Pursuant to the terms of the Credit Agreement, at closing the Company issued to the Investor the following three warrants: (i) a warrant (the “Fixed $0.25 Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share, (ii) a warrant (the “Pro Rata Warrant”) to purchase at an exercise price of $0.25 per share a certain number of shares of the Company’s common stock, up to 1,750,000 shares, pro rata based on the ratio of the actual advances made under the Credit Agreement to the maximum principal amount of the Credit Agreement, and (iii) a warrant (the “Fixed $2.50 Warrant,” and together with the Fixed $0.25 Warrant and the Pro Rata Warrant, the “Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The Fixed $0.25 Warrant and the Pro Rata Warrant are exercisable for five years from the date of issuance and the Fixed $2.50 Warrant is exercisable for five years beginning on December 27, 2016. The Warrants were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

The description of the Warrants is qualified in its entirety by reference to the Fixed $0.25 Warrant filed herewith as Exhibit 4.6, the Pro Rata Warrant filed herewith as Exhibit 4.7 and the Fixed $2.50 Warrant filed herewith as Exhibit 4.8, in each case incorporated herein by reference.

Board Representation Agreement

In connection with the closing of the Credit Agreement, the Company entered into a Board Representation Agreement (the “Board Representation Agreement”) with the Investor. Pursuant to the terms of the Board Representation Agreement, the Investor has the right to designate nominees for election to the Company’s Board of Directors from the date the principal amount outstanding under the Credit Agreement first exceeds $2,000,000 until such time as the Investor’s Interest (as defined in the Board Representation Agreement) falls below five percent for 60 consecutive days.

The number of nominees the Investor is entitled to designate shall be determined in accordance with the terms of the Board Representation Agreement and, provided that no Event of Default (as defined in the Credit Agreement) has occurred, shall not exceed two nominees. If an Event of Default has occurred and is continuing, the Investor shall have the right to designate two additional nominees for election to the Company’s Board of Directors. However, the aggregate number of nominees the Investor is entitled to designate shall in no event exceed (i) 50 percent of the number of Directors, rounded down to the nearest whole number, if the Board is comprised of an odd number of Directors, and (ii) one less than half of the number of Directors, if the Board is comprised of an even number of Directors. The Investor’s right to designate director nominees is also subject to limitations on the number of nominees that may be affiliates of the Investor.

Pursuant to the terms of the Board Representation Agreement, the Investor will also have the right, subject to certain exceptions, to purchase a portion of any shares of common stock and any warrants, options, debentures or other securities exercisable or exchangeable for or convertible into shares of common stock offered for sale by the Company. The number of new securities the Investor will be entitled to purchase shall be determined pursuant to the terms of the Board Representation Agreement in proportion to the Investor’s Interest.

The description of the terms of the Board Representation Agreement is qualified in its entirety by reference to the Board Representation Agreement filed herewith as Exhibit 10.27, incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2016, the Company received an initial disbursement under the Credit Agreement of $1,572,576 (before deduction of related fees and costs and expenses). The borrowing bears interest at 8% per annum, subject to an increase of 700 basis points in case of an Event of Default. If an Event of Default occurs, the Investor may declare the entire indebtedness under the Credit Agreement to be immediately due and payable. The repayment of this borrowing and the Borrowers’ other obligations under the Credit Agreement are secured by a first priority lien in all their tangible and intangible property, including all revenues and payments due to the Borrowers from the operation of their business and all of the outstanding equity interests in each of the Company’s direct and indirect subsidiaries.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.24 to the Current Report on Form 8-K filed by the Company on April 4, 2016.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As the result of voluntary departure of Daniel Marovitz, director and chairman of the Audit Committee, as described in more detail in Item 5.02 below, we failed to comply with continued listing requirements set out in Listing Rule 5605(c)(2)(A) of The NASDAQ Stock Market, LLC (“Nasdaq”).  Listing Rule 5605(c)(2)(A) requires that the audit committee consist of at least three members each of whom meets the independence standards for audit committee members under Rule 5605(c)(2)(A).  On July 6, 2016, we notified Nasdaq of the non-compliance.

On July 6, 2016, we regained compliance with Listing Rule 5605(c)(2)(A) due to election of Lee Hillman to our Board of Directors and his appointment as Chairman of the Audit Committee of the Board of Directors, as described in more detail in Item 5.02 below.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the Warrants is incorporated by reference in this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On June 29, 2016, Daniel Marovitz and Barry Feierstein, both members of our Board of Directors, advised the Company of their decision to resign from the Board of Directors effective June 30, 2016. Each of Messrs. Marovitz and Feierstein are stepping down voluntarily to focus on other endeavors. Their decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On July 6, 2016, our Board of Directors elected Lee Hillman and David Schramm to our Board of Directors effective immediately.  The Board also appointed Mr. Hillman as Chairman of the Audit Committee of the Board of Directors.

Mr. Hillman has served as the CEO of Performance Health Systems, LLC, an early-stage business distributing bioDensity™ branded, specialty health and exercise equipment, since 2013. Before joining Performance Health Systems, LLC, Mr. Hillman served as President of Liberation Advisory Group and Liberation Management Services, LLC from 2003 until 2013.  Mr. Hillman currently serves as a member of the Board of Directors of HC2 Holdings, Inc., a diversified holding company engaged in acquiring and growing businesses in the United States and internationally. Mr. Hillman also serves as a member of the Board of Directors of Lawson Products, Inc., where he also serves on the audit committee, as Chair of the compensation committee and as Chair of the Financial Strategies Committee.  Mr. Hillman also serves as a Trustee and member of the audit committee of Adelphia Recovery Trust.  Mr. Hillman was a certified public accountant and worked with Ernst & Young, LLP from 1979 until leaving as an audit partner in 1991.

Mr. Schramm is currently retired.  From 2014 to 2015, Mr. Schramm served as advisor to the Board of Directors of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery products for transportation, industrial, information technology and other applications and microelectronic products for space and satellite applications.  From 2007 until 2013, Mr. Schramm was President and CEO of Maxwell Technologies, Inc.  From 2001 to 2006, he was president and chief executive officer of Arrowhead Products Corp., a leading supplier of specialty systems to the aerospace and automotive industries.

There are no arrangements or understandings, pursuant to which the foregoing directors were selected. There are no related party transactions between the Company and Mr. Hillman or Mr. Schramm reportable under Item 404(a) of Regulation S-K.

Messrs. Hillman and Schramm will participate in the non-employee director compensation arrangements described in our Form 10-K for the fiscal year ended December 31, 2015, as amended by Form 10-K/A filed on May 4, 2016. Under the terms of those arrangements, each non-employee director receives, among other things, the following fees in cash (1) $500 or $1,500 for each Board meeting attended telephonically or in person, respectively, (2) $500 for each committee meeting attended, (3) $2,500 for serving on the Audit Committee and $5,000 for serving as the Audit Committee Chair and (4) $1,000 for serving on the Compensation Committee and $1,000 for serving as the Compensation Committee Chair. In addition, non-employee directors may receive option grants.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

4.6
Warrant for the Purchase of 1,000,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $0.25 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

4.7
Warrant for the Purchase of 1,750,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $0.25 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

4.8
Warrant for the Purchase of 1,000,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $2.50 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

10.27	Board Representation Agreement dated June 30, 2016 by and among Professional Diversity Network, Inc. and White Winston Select Asset Funds, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: July 6, 2016	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.6
Warrant for the Purchase of 1,000,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $0.25 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

4.7
Warrant for the Purchase of 1,750,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $0.25 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

4.8
Warrant for the Purchase of 1,000,000 Shares of Common Stock of Professional Diversity Network, Inc. at a purchase price of $2.50 between White Winston Select Asset Funds, LLC and Professional Diversity Network, Inc., dated June 30, 2016.

10.27	Board Representation Agreement dated June 30, 2016 by and among Professional Diversity Network, Inc. and White Winston Select Asset Funds, LLC.